As filed with the Securities and Exchange Commission
                                 on May 30, 2000
                                        Registration No. 333-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          DEL GLOBAL TECHNOLOGIES CORP.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

             New York                                       13-1784308
-------------------------------                   -----------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)






              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
-------------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Leonard A. Trugman
-------------------------------------------------------------------------------
                 Chairman, Chief Executive Officer and President
                          Del Global Technologies Corp.

              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
-------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                             Martin M. Goldwyn, Esq.
                        Tashlik, Kreutzer & Goldwyn P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021
                                 (516) 466-8005

              -----------------------------------------------------


Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

              -----------------------------------------------------


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

              -----------------------------------------------------

                         CALCULATION OF REGISTRATION FEE



                                           Proposed           Proposed
Title of each Class                        maximum            maximum               Amount of
of Securities to        Amount to be       offering price     aggregate             Registration
be registered           registered         per share (1)      offering price (1)    Fee
---------------------------------------------------------------------------------------------------

Shares of Common
Stock, $.10 par
value underlying
Warrants                 65,000 Shares     $8.063             $524,095               $145.70
-----------------------------------------------------------------------------------------------------
Total                    65,000 Shares                                               $145.70
-----------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act") on the last sale price of the common stock on The Nasdaq National Market on May 25, 2000.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 30, 2000
                                   PROSPECTUS

                          DEL GLOBAL TECHNOLOGIES CORP.

                          65,000 Shares of Common Stock

The Selling Shareholders:  The selling Shareholders identified in this prospectus are selling 65,000 shares of our common stock upon exercise of the underlying Warrants. We are not selling any shares of our common stock under this prospectus; we will receive the proceeds from the exercise of the Warrants, but we will not receive any of the proceeds from the sale or resale of the shares of our common stock by the selling Shareholders.

Offering Price:            The selling Shareholders may sell the shares of
                           common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how they may sell their shares in the section titled "Plan of Distribution," beginning on page 5.

Trading Market:            Our common stock is listed on The Nasdaq National
                           Market under the symbol "DGTC." On May 25, 2000, the closing sale price of our common stock, as reported on The Nasdaq National Market, was $8.063 per share.


     The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this prospectus and incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale or resale of the shares.

              The date of this prospectus is _______________, 2000

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read this entire prospectus carefully, along with our Annual Report on Form 10-K for the year ended July 31, 1999 and our Quarterly Reports on Form 10-Q for the quarters ended October 30, 1999 and January 29, 2000. Except as otherwise required by the context, references in this prospectus to "we," "us," "our" or the "company" refer to the combined business of Del Global Technologies Corp. and its subsidiaries.

     In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans" and similar expressions. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our Annual Report and Quarterly Reports contain a discussion of some of the factors that could contribute to those differences.

                                   Our Company

     We are primarily engaged in the design, manufacture and marketing of medical imaging systems and critical electronic subsystems for medical imaging and diagnostic products. Our products are designed to provide cost-effective, high-quality solutions to the needs of our customers. Our medical imaging systems include mammography systems, high frequency x-ray generators and x-ray systems (both stationary and portable) sold under both our tradenames and private labels. Our critical electronic subsystems are custom engineered to complex customer performance specifications and include high voltage power components, such as power supplies, capacitors, transformers and pulse forming networks. These products are utilized by Original Equipment Manufacturers ("OEMs") for medical imaging and diagnostic products having a broad range of applications such as computerized tomography ("CT"), magnetic resonance imaging ("MRI"), bone densitometry, radiography, blood analysis, medical laser surgery and nuclear medicine. As a result of our record for quality and reliability, we have developed close working relationships with our OEM customers. These relationships often result in our being selected as the sole source provider of these critical electronic subsystems to OEMS. We also design, manufacture and market precision power conversion products for non-medical applications and electronic noise suppression systems for telecommunications equipment.

     Our medical systems and critical electronic subsystems are designed to meet the needs of the healthcare industry to reduce medical imaging and diagnostic costs. We focus our sales, marketing and development efforts primarily on medical imaging systems and critical electronic subsystems priced at under $100,000 per unit. Our medical imaging systems have a list price of approximately $9,000 to $70,000 per unit; however, we believe that our products offer comparable performance to competing products typically priced higher. Our cost-effective medical imaging systems and subsystems also meet the increasing international demand for such products.

     The  Common  Stock was  listed on Nasdaq on June 10,  1996 under the symbol
DGTC.

     We were organized under the laws of New York in 1954 under the name Del Electronics Corp. Our executive offices are located at One Commerce Park, Valhalla, New York 10595 and our telephone number is (914) 686-3600.


                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling Shareholders. All of the proceeds from the sale of these shares will belong to the selling Shareholders. We will, however, receive the proceeds from the exercise of the Warrants by the selling Shareholders.


                                 DIVIDEND POLICY

     We have never paid cash dividends on our common stock. Payment of dividends in the future will depend upon our earnings and financial condition and other factors the directors may consider or deem appropriate at the time.


                       WHERE YOU CAN GET MORE INFORMATION

     Government Filings.   We are subject to the information reporting
     ------------------
requirements of the Securities Exchange Act of 1934, as amended. As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a Worldwide Web site that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC at the address "http://www.sec.gov."

     Stock Market.  The Common Stock is listed on The Nasdaq  National  Market.
     ------------
Material filed by us can also be inspected and copied at the offices of Nasdaq at 1735 K Street, NW, Washington, D.C. 20006.

     We will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC regarding the shares of our common stock being offered pursuant to this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

                          Del Global Technologies Corp.
                                One Commerce Park
                            Valhalla, New York 10595
                        Telephone number: (914) 686-3600

     Information Incorporated by Reference. The SEC allows us to "incorporate by
     -------------------------------------
reference" the information we file with the SEC, which means that:
 o    incorporated documents are considered part of this prospectus,
 o we can disclose important information to you by referring you to those documents, and
 o information that we file after the date of this prospectus with the SEC will automatically update and supersede information contained in this prospectus and our registration statement regarding the shares of our common stock being offered pursuant to this prospectus.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

o     Our Annual Report on Form 10-K, for the fiscal year ended July 31, 1999
o Our Quarterly Reports on Form 10-Q, for the quarters ended October 30, 1999 and January 29, 2000, and
o The description of the Common Stock contained in our Registration Statement filed with the SEC under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and such registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date set forth on the cover page of this prospectus.


                              SELLING SHAREHOLDERS

     In connection with the consulting services provided to us by Anreder Hirschhorn Silver and Company, Laurence Hirschhorn and Steven Anreder each received 7,500 warrants. Each warrant entitles the holder to purchase one share of our common stock and is exercisable at any time through October 6, 2004. The exercise price of each warrant is $7.69 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in the warrant.

     In connection with our acquisition of 19% of the capital stock of Villa Sisterni Medicali S.p.A. on January 12, 2000, we issued to UBS Capital S.p.A. 50,000 warrants. Each warrant entitles the holder to purchase one share of our common stock and is exercisable at any time through December 28, 2005. The exercise price of each warrant was $7.9375 per share, subject to adjustment from time to time pursuant to anti-dilution provisions set froth in the warrant.

     Our registration of the 65,000 shares of common stock subject to this prospectus does not necessarily mean that the selling shareholders will exercise the warrants or sell all or any of the shares underlying the warrants.

     Certain information with respect to the selling Shareholders and the shares being offered pursuant to this prospectus is set forth in the following table as of May 26, 2000. None of the selling shareholders has had any material relationship with us within the past three years, except as noted in the following table. The information provided in the table with respect to each selling shareholder has been obtained from that selling shareholder.




                                                                             Amount and
                                                             Number of      Nature of Beneficial
                                                             Shares         Ownership of
                             Shares                          Underlying     Common Stock
                             Owned            Shares to      Warrants to    After Sale of the
Selling Shareholder          Prior to Sale    be Sold        be Sold        Securities
--------------------------------------------------------------------------------------------------

                                                                            Number    Percent
                                                                            ----------------------
UBS Capital S.p.A.........        --            50,000                      --         *
Steven Anreder............        --             7,500                      --         *
Laurence Hirschhorn.......        --             7,500                      --         *
                                                 ------
Total                             --            65,000                      --         *

                                                ======
---------------

* Less than 1% of the outstanding shares of common stock including shares issuable under options which are presently exercisable or which became exercisable within 60 days of May 26, 2000.

     The selling Shareholders have indicated their intention to register the shares underlying their Warrants or resell to the public the number of shares of common stock issuable upon exercise of their Warrants set forth opposite their respective names. The shares covered by this prospectus are being registered to permit public secondary trading of the common stock issuable to the selling Shareholders upon the exercise of their respective Warrants and the selling Shareholders may offer the securities for resale from time to time.


                              PLAN OF DISTRIBUTION

     The 65,000 shares offered pursuant to this prospectus hereby may be sold or resold, as the case may be, from time to time by the selling shareholders for their respective own accounts. We will receive none of the proceeds from this offering; however, we will receive proceeds from the exercise of the warrants. The selling Shareholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of their shares.

     The distribution of the shares by the selling Shareholders is not subject to any underwriting agreement. The shares offered by the selling Shareholders may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The selling Shareholders may sell their shares through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling

Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the selling Shareholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker dealers that participate with the selling Shareholders in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

     Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling Shareholders may not sell all of the shares they hold. The selling Shareholders may transfer, devise or gift such shares by other means not described in this prospectus.

     To comply with the securities laws of certain jurisdictions, the shares must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling Shareholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling shareholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.


                                  LEGAL MATTERS

     The validity of the 65,000 shares of our common stock being offered pursuant to this prospectus will be passed upon by Tashlik Kreutzer & Goldwyn P.C., Great Neck, New York. Theodore Wm. Tashlik, Esq., a principal of Tashlik, Kreutzer & Goldwyn P.C., owns 15,954 shares of common stock and options to purchase an additional 37,569 shares.

                                     EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



Prospective investors may rely only
on the information contained in this
prospectus. We have not authorized
anyone to provide prospective
investors with different or additional                 65,000 SHARES OF
information. This prospectus is not an                 COMMON STOCK TO BE
offer to sell nor is it seeking an                     ISSUED AND OUTSTANDING
offer to buy in any jurisdiction                       AFTER EXERCISE OF
where such offer, or sale is not                       EXISTING WARRANTS
permitted. The information contained
in this prospectus is correct only as
of the date of this prospectus,
regardless of the time of delivery of
this prospectus or any sale of these
shares.


-------------------------------------
                                                            DEL GLOBAL
                                                        TECHNOLOGIES CORP.



          TABLE OF CONTENTS

                                                  --------------------------
Prospectus Summary..................1                 PROSPECTUS
Use of Proceeds.....................2             --------------------------
Dividend Policy.....................2
Where You Can Get More Information..2
Selling Shareholders................4
Plan of Distribution................5                                , 2000
Legal Matters.......................6             -------------------
Experts.............................7








-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee.........................................    $      145.70
Blue Sky Fees and Expenses...................................             0.00*
Accounting Fees and Expenses.................................         2,500.00*
Legal Fees and Expenses......................................         3,500.00*
Printing and Engraving.......................................           200.00*
Miscellaneous................................................           200.00*
         Total...............................................    $    6,545.70*
----------
*Estimated


Item 15.  Indemnification of Directors and Officers.

     (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     (b) Paragraph TWELFTH of the Company's Certificate of Incorporation limits directors' liability as permitted by Section 402(b) of the NYBCL and reads in its entirety as follows:

                      "TWELFTH:  No  director of the  Corporation  shall be
                  personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit:

                       (a) the  liability  of any  director if a judgment or
                  other final adjudication adverse to him establishes that his acts or omission were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the New York Business Corporation Law, or

                       (b) the liability of any director for any act or omission
                  prior to the adoption of the amendment including this paragraph in the Certificate of Incorporation of the Corporation."

     The Company maintains directors and officers liability insurance covering all directors and officers of the Company arising against claims arising out of the performance of their duties.


Item 16.  Exhibits.

Exhibit
Number    Description                                             Footnotes
------    -----------                                             ---------

4.1       Warrant Certificate of Laurence Hirschhorn                 (1)
4.2       Warrant Certificate of Steven Anreder                      (2)
4.3       Warrant Certificate of UBS Capital S.p.A.                  (3)
5         Opinion and consent of Tashlik Kreutzer & Goldwyn P.C.
23.1      Consent of Deloitte & Touche LLP
23.2      Consent of Tashlik Kreutzer & Goldwyn P.C.
          (Included in legal opinion filed as Exhibit 5.)

24        Powers of Attorney (set forth on the signature page
          of this Registration Statement on Form S-3).
-----------
(1) Filed as Exhibit 4.1 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the Quarter ended January 29, 2000 and incorporated herein by reference.
(2) Filed as Exhibit 4.2 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.
(3) Filed as Exhibit 4 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.


Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

                Commission   pursuant  to  Rule  424(b)  if,  in  the
                aggregate,  the  changes  in  the  volume  and  price
                represent  no more than a 20%  change in the  maximum
                aggregate   offering   price   set   forth   in   the
                "Calculation  of  Registration   Fee"  table  in  the
                effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, the undertakings set
                                        --------  -------
                forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Valhalla, State of New York, on May 26, 2000.

                                     DEL GLOBAL TECHNOLOGIES CORP.


                                     By: /s/ Leonard A. Trugman
                                        ---------------------------------------
                                        Leonard A. Trugman
                                        Chairman of the Board, Chief Executive
                                        Officer and President

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 26, 2000 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Leonard A. Trugman and Michael H. Taber, and each of them, with full power of substitution, his/her true and lawful attorneys-in-fact and agents to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which each of them may deem necessary or advisable to enable Del Global Technologies Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



s/Leonard A. Trugman
---------------------------
Leonard A. Trugman             Chairman of the Board, Chief Executive Officer,
                               President and Director (Principal Executive
                               Officer)

s/Michael H. Taber
---------------------------
Michael H. Taber               Chief Financial Officer, Vice President of
                               Finance and Secretary (Principal Accounting and
                               Financial Officer)

s/Natan V. Bertman
---------------------------
Natan V. Bertman               Director

s/David Michael
---------------------------
David Michael                  Director

s/Seymour Rubin
---------------------------
Seymour Rubin                  Director

s/James Tiernan
---------------------------
James Tiernan                  Director

s/Roger Winston
---------------------------
Roger Winston                  Director

                                  EXHIBIT INDEX

Exhibit
Number      Description                                               Footnotes
-------     -----------                                               ---------

4.1      Warrant Certificate of Laurence Hirschhorn                       (1)
4.2      Warrant Certificate of Steven Anreder                            (2)
4.3      Warrant Certificate of UBS Capital S.p.A.                        (3)
5        Opinion and consent of Tashlik Kreutzer & Goldwyn P.C.
23.1     Consent of Deloitte & Touche LLP
23.2     Consent of Tashlik Kreutzer & Goldwyn P.C. (Included in
         legal opinion filed as Exhibit 5.)
24 Powers of Attorney (set forth on the signature page of this Registration Statement on Form S-3).
-----------
(1) Filed as Exhibit 4.1 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.
(2) Filed as Exhibit 4.2 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.
(3) Filed as Exhibit 4 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.

                                                                    EXHIBIT 5.1

                        TASHLIK, KREUTZER & GOLDWYN P.C.
                             833 Northern Boulevard
                           Great Neck, New York 11021



                                                        May 30, 2000



Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

Gentlemen:

     This opinion and the consent to use of our name are furnished in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Del Global Technologies Corp., a New York corporation (the "Corporation"), covering a proposed registration and sale by certain holders of 65,000 shares of the Corporation's common stock $.10 par value per share ("Common Stock") underlying such Warrants ("Warrant Shares").

     We have acted as counsel to the Corporation and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Corporation, the proceedings taken by the Corporation with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation is a duly organized and validly existing corporation under the laws of the State of New York; and

     2. The Warrant Shares are duly authorized, and when the Warrants are exercised in accordance with their terms, as described in the Registration Statement, the Warrant Shares will be legally issued, fully paid and non-assessable.

Del Global Technologies Corp.
May 30, 2000
Page 2


     Members of this firm beneficially own shares of Common Stock and options to purchase additional shares of Common Stock.

     We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                       Very truly  yours,

                                       /s/TASHLIK, KREUTZER & GOLDWYN P.C.

                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Del Global Technologies Corp. and Subsidiaries on Form S-3 of our report dated October 20, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Del Global Technologies Corp. and Subsidiaries for the year ended July 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


s/Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP
New York, New York


May 26, 2000

                                                                  EXHIBIT 23.2

                               CONSENT OF COUNSEL



     The consent of Tashlik, Kreutzer & Goldwyn P.C. is contained in their opinion filed as Exhibit 5.1.